SUTRON CORPORATION
21300 Ridgetop Circle
Sterling, Virginia 20166


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 1997


To the Holders of Common Stock of Sutron Corporation,

	Notice is hereby given that the Annual Meeting of Shareholders of Sutron Corporation (the "Company") will be held at 21300 Ridgetop
Circle, Sterling, Virginia, on Wednesday, May 14, 1997, at 4:00 p.m., local time, for the following purposes:

	(i) To elect five directors to hold office until the next annual election of directors and until their successors shall have been duly elected and qualified;

	(ii) To approve the appointment of Thompson, Greenspon & Co., P.C. as independent public accountants for the year 1996; and

	(iii) To transact such other business as may properly come before the meeting and any adjournments thereof.

	Holders of shares of Common Stock of record at the close of business on Wednesday, March 26, 1996, are entitled to notice of and to vote at the meeting.

	A Proxy Statement and a Proxy for the meeting are enclosed herewith. We urge you to attend the 1997 Annual Shareholders Meeting. Your vote is important and we would appreciate the prompt return of your signed Proxy in the enclosed envelope. If you attend the meeting in person, you may, if you desire, revoke your Proxy and vote in person.


By Order of the Board of Directors,

/S/ Daniel W. Farrell

Daniel W. Farrell
Secretary



Sterling, Virginia
April 11, 1997
Enclosure


SUTRON CORPORATION
21300 Ridgetop Circle
Sterling, Virginia 20166


PROXY STATEMENT

	The enclosed Proxy is solicited on behalf of the Board of Directors of Sutron Corporation (the "Company") for use at its Annual Meeting of Shareholders to be held on Wednesday, May 14, 1997 at 4:00 p.m., local time, and at any adjournments thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of the Company, 21300 Ridgetop Circle, Sterling, Virginia 20166.

	After the enclosed Proxy is duly executed and returned, a shareholder may revoke the proxy at any time by written request that is received by the Secretary of the Company prior to the meeting or by voting in person at the meeting or by executing a later dated Proxy. The Proxy is in ballot form so that a specification may be made to vote for, or to withhold authority to vote for, the nominees for election as directors, or any of them, and to indicate whether the shareholder wishes to vote for or against, or abstain from voting upon the other proposal.

	The holders of shares of Common Stock of record at the close of business on Tuesday, March 26, 1997 are entitled to notice of and to vote at the meeting. On March 26, 1997, the Company had outstanding and entitled to vote 4,225,851 shares of Common Stock, and a majority of such shares, present or represented by proxy, will constitute a quorum. Each share of Common Stock entitles the holder to one vote on each matter to be voted upon at the meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The affirmative vote of a majority of the shares of Common Stock voting is required for the approval of the appointment of the independent public accountants. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is April 11, 1997.

PRINCIPAL SHAREHOLDERS

	As of March 26, 1997 the following persons were known to the Company to be beneficial owners of more the 5% of the Company's Common
Stock:

Name and Address of	Number of Shares	Percentage
Beneficial Owner	Beneficially Owned	of Class

Kenneth W. Whitt	852,000(1)	20.2%
323 Sherwood Drive
Vienna, Virginia 22180

Raul S. McQuivey, Ph.D.	739,586(2)	17.5%
11211 Lapham Drive
Oakton, Virginia 22121

Thomas N. Keefer, Ph.D.	540,775(3)	12.8%
Route #4, Box 403 B
Leesburg, Virginia  22075

Daniel W. Farrell	223,460(4)	5.3%
2799 Equus Court
Herndon, Virginia  22071

	(1)	The shares are owned by Kenneth W. Whitt and Eva D. Whitt,
Mr. Whitt's wife, as Joint Tenants with a Right of Survivorship; Mr. Whitt is deemed the beneficial owner of all the shares since Mr. Whitt shares voting power and investment power over such shares.

	(2)	Includes 733,400 shares owned by Dr. Raul S. McQuivey and
Karen T. McQuivey, Dr. McQuivey's wife, as Joint Tenants with a Right of Survivorship; Dr. McQuivey is deemed the beneficial owner of such shares since Dr. McQuivey shares voting power and investment power over such shares.

	(3)	Includes 535,000 shares owned by Dr. Thomas N. Keefer and
Sally E. Keefer, Dr. Keefer's wife, as Joint Tenants with a Right of Survivorship; Dr. Keefer is deemed the beneficial owner of such shares since Dr. Keefer shares voting power and investment power over such shares.

	(4)	Includes 218,300 shares owned by Daniel W. Farrell and Jill
E. Farrell, Mr. Farrell's wife, as Joint Tenants with a Right of
Survivorship; Mr. Farrell is deemed the beneficial owner of such shares since Mr. Farrell shares voting power and investment power over such shares.

ELECTION OF DIRECTORS

	A board of five directors is to be elected at the 1996 Annual Shareholders Meeting. It is intended that the shares represented by the enclosed Proxy will be voted for the election of the five nominees for directors named in the Proxy unless such Proxy is marked to withhold authority. The term of office of each director will be until the next annual election of directors and until a successor is elected and qualified or until the director's earlier death, resignation or removal. All of the nominees have consented to serve if elected. In the event that any nominees for directors should be unavailable, which is not anticipated, the Board of Directors, in its discretion, may designate substitute nominees, in which event Proxies received by the Board of Directors will be voted for such substitute nominees.

INFORMATION ABOUT NOMINEES FOR DIRECTORS

	The following information with respect to each nominee has been furnished to the Company by the respective nominees for director.

	Raul S. McQuivey, Ph.D., age 58, has served as a Director since 1976, as President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors since January 1989, and as Chief Operational Officer since September 1980. Dr. McQuivey also served as Executive Vice President from September 1980 to January
1989, Treasurer of the Company from March 1983 to March 1984 and as Secretary from March 1983 until September 1989. From January 1976 to September 1980, he served as Vice President for Environmental and Water Resources Engineering of the Company. From September 1965 to December 1975, Dr. McQuivey held various positions with the U.S. Geological Survey, Department of the Interior, the last of which was Staff Engineer from August 1974 to December 1975. Dr. McQuivey earned a B.S. in Civil Engineering from Utah State University in 1961, an
M.S. in Civil Engineering (Hydraulics) from Colorado State University in 1963, and a Ph.D. in Civil Engineering (Hydraulics, Hydrology and Fluid Mechanics) from Colorado State University in 1967. He is a Registered Professional Engineer.

	Glenn A. Conover, age 58, has served as a Director since 1992, as Vice President of the Company since October 20, 1985 and as Executive Vice President since January 1, 1996. Mr. Conover joined the Company in February 1985 and was promoted to the position of Vice President in October 1985. Prior to joining the Company, Mr. Conover worked as a Design Engineer, Production and Test Manager, and Sales Manager for Environmental Systems for the LaBarge Electronics Division of LaBarge Inc. Mr. Conover pursued courses of study while in the Navy, and at Oklahoma City University and the Wharton School.

	Thomas N. Keefer, Ph.D., age 52, has served as Vice President, and
as Director of the Company, since March 1981.   He joined the Company
in January 1977, as a Project Engineer.  From August 1971 to January
1976, Dr. Keefer worked for the U.S. Geological Survey in various positions as a Research Engineer in Hydraulics and Hydrology, the last of which was a Project Chief at the Gulf Coast Hydroscience Center, Bay St. Louis, Mississippi, from August 1974 to January 1977. He served as Chairman of the National Hydraulics Division Awards
Committee of the American Society of Civil Engineers form January 1977 to January 1982. Dr. Keefer has earned three degrees from Colorado
State University, a B.S. in Civil Engineering in 1967, an M.S. in
Civil Engineering (Hydraulics) in 1969, and a Ph.D. in Civil
Engineering (Hydraulics, Hydrology and Fluid Mechanics) in 1971. He is a Registered Professional Engineer.

	Daniel W. Farrell, age 44, has served as a Director since 1988 and as Vice President of the Company since March 2, 1984 and Secretary since September 1, 1989. Mr. Farrell joined the Company in September
1976 as a staff scientist. He was promoted to the position of Director of Engineering in August 1989. Mr. Farrell received a B.S. in Chemistry from Brigham Young University in 1976.

	Ronald C. Dodson, age 59, has served as a Director since 1993. He has served as President of R.C. Dodson & Company, a management consulting firm, since 1984. Mr. Dodson received a B.A. from Brigham Young University in 1964 and a M.B.A. from California State University Long Beach in 1967.

MANAGEMENT OWNERSHIP OF COMMON STOCK

	Set forth below is information concerning stock ownership of each director and nominee, and all directors and officers of the Company as a group, as of March 26, 1997. The statements as to securities beneficially owned are, in each instance, based upon information furnished by each individual. As to the shares shown to be beneficially owned, the owner has sole investment and voting power, unless otherwise indicated.

Name of		Amount of
Beneficial Owner	Ownership	Percent of Class

Raul S. McQuivey, Ph.D.	739,586	(1)	17.5%
Thomas N. Keefer, Ph.D.	540,775	(2)	12.8%
Daniel W. Farrell	223,460	(3)	5.3%
Glenn A. Conover	185,508	(4)	4.4%
Sidney C. Hooper	50,000	(5)	1.2%
Ronald C. Dodson	35,000		0.7%
All officers and directors
as a group (6 in number)	1,766,829	41.8%

 (1)	See Note 2 under "PRINCIPAL SHAREHOLDERS".
(2)  See Note 3 under "PRINCIPAL SHAREHOLDERS".

(3)  See Note 4 under "PRINCIPAL SHAREHOLDERS".

(4)  Includes 175,000 shares owned by Glenn A. Conover and Carol
J. Conover, Mr. Conover's wife, as Joint Tenants with a Right of Survivorship; Mr. Conover is deemed the beneficial owner of such shares since Mr. Conover shares voting power and investment power over such shares.

	(5)	The shares are owned by Sidney C. Hooper and Malissa C.
Hooper, Mr. Hooper's wife, as Joint Tenants with a Right of
Survivorship; Mr. Hooper is deemed the beneficial owner of all the shares since Mr. Hooper shares voting power and investment power over such shares.

BOARD MEETINGS AND COMMITTEES

	During the year ended December 31, 1996, the Board of Directors held two meetings. The Board has not formed any committees.

EXECUTIVE OFFICERS

	The Company currently has five executive officers. Four of those officers, Dr. Raul S. McQuivey, Daniel W. Farrell, Dr. Thomas N.
Keefer, and Glenn A. Conover also serve as directors of the Company. Their offices and business experience are described herein under the heading "INFORMATION ABOUT NOMINEES FOR DIRECTORS." The following information with respect to the remaining officer has been furnished to the Company by that officer:

	Sidney C. Hooper, age 38, has served as Treasurer of the Company since May 14, 1993. Mr. Hooper joined the Company in August 1989 and was promoted to the position of Controller in January 1990. Prior to joining the Company, Mr. Hooper served as a Senior Accountant with Arthur Andersen & Company. Mr. Hooper received a B.S. in Accounting from Brigham Young University in 1983 and a Master of Accountancy from Brigham Young University in 1984.

	The term of office of all executive officers is until the next annual meeting of the Board of Directors or until the executive officer's earlier death, resignation or removal.

EXECUTIVE COMPENSATION

	The following is a summary of certain information concerning compensation which was awarded, paid to or earned by the Company's chief executive officer, executive vice president and two vice presidents during each of the last three fiscal years. No other executive officers had total annual salary and bonus in excess $100,000 and, therefore, no disclosure with respect to them is made.



								Long Term Compensation
		Annual Compensation			Awards		Payouts
							Other	Restricted		All
Name and						Annual	Stock		LTIP	Other
Principal						Compen-Awards	Options/	Payouts	Compensation
Position			Year	Salary		Bonus	sation	(1)	SARs(#)	($)	($)(2)
Raul S. McQuivey	1996	$117,917	$5,896			93,600		$9,252
CEO			1995	114,483							903
			1994	111,155							1,018

Glenn A. Conover	1996	$107,670	$5,384			60,000		$8,994
Executive Vice		1995	102,486							1,175
  President		1994	99,548							988

Daniel W. Farrell	1996	$103,819	$4,141			40,200		$7,652
Vice President		1995	96,741							385
			1994	93,932							385

Thomas N. Keefer	1996	$100,507	$2,989					$8,263
Vice President		1995	96,741							1,228
			1994	93,932							1,228


(1)	As of December 31, 1996, Raul S. McQuivey held 739,586
shares of common stock with a market value of $1,109,379, Glenn A. Conover held 185,508 shares of common stock with a market value of $278,262, Daniel W. Farrell held 235,660 shares of common stock with a market value of $353,490 and Thomas N. Keefer held 540,775 shares of common stock with a market value of $811,163.

(2)   All other compensation in 1996 consists of the following items:



 	Mr. McQuivey	Mr. Conover	Mr. Farrell	Mr. Keefer
 Company contribution to vested
  defined contribution plan	$8,349	$7,631	$7,267	$7,035
 Dollar value of term life
  insurance premiums	903	1,363	385	1,228
 Total	$9,252	$8,994	$7,652	$8,263


Option/SAR Grants in Last Fiscal Year

The following is a summary of certain information concerning stock options awarded to the Company's chief executive officer, executive vice president and vice president during the last fiscal year.



Potential Realizable
Value at Assumed
Annual Rates of
Stock Price	Alternative to (f)
Appreciation for	and (g):
Option Term	Grant Date Value

	Individual Grants
	Number of	% of Total
	Securities	Options/
	Underlying	SARs	Exercise
	Options/	Granted to	of Base				Grant Date
	SARs	Employees in 	Price	Expiration			Present
Name	Granted (#)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)	Value ($)
Raul S. McQuivey	93,600	36%	$1.125	11/1/2006	$66,222	$167,821
Glenn A. Conover	60,000	23%	1.125	11/1/2006	42,450	107,578
Daniel W. Farrell	40,200	16%	1.125	11/1/2006	28,441	72,077


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value

The Company's chief executive officer, executive vice president and other vice presidents did not exercise any stock options or freestanding stock appreciation rights (SARs) during the year 1996. Outstanding stock options or SARs at fiscal year end are shown below.



			Number of Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
	Shares		Options/SARs at FY-	Options/SARs at FY-
	Acquired on	Value	End (#) Exercisable/	End ($) Exercisable
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
Raul S. McQuivey	(	(	0/93,600	$35,100
Glenn A. Conover	(	(	0/60,000	22,500
Daniel W. Farrell	(	(	0/40,200	15,075


Long-Term Incentive Plans - Awards in Last Fiscal Year

	The Company's chief executive officer, executive vice president and two other vice presidents were not awarded long-term incentive plans during the year 1996.

Compensation of Directors

	The Company has no arrangement by which any of its officers are compensated for their services as directors and, therefore, Mr.
Farrell and Mr. Conover and Drs. McQuivey and Keefer will not receive any additional remuneration for their services as directors. Mr. Dodson will be reimbursed by the Company for expenses incurred by him in connection with the performance of his duties as a director of the Company and will receive $1,000 for each meeting.

	The Company has no plan or arrangement which would result in any executive officer receiving compensation as a result of their resignation, retirement or any other termination of employment with the Company, or from a change in control of the Company or a change in responsibilities following a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	In 1994, the Company restructured its debt with the bank. An aspect of the restructuring was that the bank would readvance an amount not to exceed $100,000 contingent on the Company obtaining additional funds from the issuance of either debt or equity securities. The Company obtained $100,000 in additional funds by issuing promissory notes totaling $100,000 payable on demand to four officers and directors of the Company. The promissory notes are summarized below.


Name			Relationship	Promissory	Interest
					Note Amount	Rate

Raul S. McQuivey	Officer/Director	$55,000.00	10.75%
Thomas N. Keefer	Officer/Director	$25,000.00	10.75%
Glenn A. Conover	Officer/Director	$10,000.00	10.75%
Daniel W. Farrell	Officer/Director	$10,000.00	10.75%

	Repayment of the promissory notes to the four officers and directors was prohibited until the readvance of the term note was repaid in full in February, 1995. Repayment was made in full to Daniel W. Farrell in October 1995 and to Glenn A. Conover in January 1996.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

	Under the securities laws of the United States, the Company's directors and its executive officers are required to report ownership of the company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during 1996. There were no required filings in. In making this disclosure, the Company has relied on written representation of its directors and executive officers.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
ACCOUNTANTS

	Subject to ratification by the shareholders, the Board of Directors has appointed Thompson, Greenspon & Co., P.C. as independent accountants of the Company for the year 1997. Thompson, Greenspon & Co., P.C. has certified the Company's financial statements for all years beginning with 1976. Representatives of Thompson, Greenspon & Co. P.C., will be present at the 1997 Annual Shareholders Meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS FAVORS A VOTE FOR THIS PROPOSAL.
  Proxies solicited by the Board of Directors will be so voted unless shareholders specify in their Proxies a contrary choice.

OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

	The enclosed Proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to other business which may come before the 1997 Annual Shareholders
Meeting in addition to the scheduled items of business. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the 1996 Annual Shareholders Meeting.

SHAREHOLDERS PROPOSALS

	Shareholder proposals to be considered for inclusion in the Proxy Statement for the 1998 Annual Shareholders Meeting must be received by the Company no later than December 10, 1997.

OTHER INFORMATION

	A copy of the Company's Annual Report for 1996, which includes financial statements and other information concerning the Company, is included with this Proxy material. Upon the written request by any shareholder entitled to vote at the 1997 Annual Shareholders Meeting, the Company will furnish that person without charge a copy of the Company's Form 10-KSB Annual Report for 1996 which is filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding the exhibits thereto. The copy of the Form 10-KSB Annual Report will be accompanied by a list briefly describing all the exhibits not contained therein and will indicate that the Company will furnish a copy of any exhibit upon payment of a fee of $.20 per page. Requests should be addressed to Raul S. McQuivey, President, Sutron Corporation, 21300 Ridgetop Circle, Sterling, Virginia 20166.

	The Company will bear the cost of preparing this Proxy Statement and the other costs of soliciting Proxies for the 1997 Annual Shareholders Meeting. All solicitations will be made by mail. The Company does not intend to pay any compensation for this solicitation, but may reimburse brokers, and other persons holding stock in their names, for their expenses for sending Proxy material to principals and obtaining their Proxies.

	YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES
BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED
PROXY.  HOWEVER, IT IS NOT NECESSARY TO MARK ANY
 BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY
SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED
ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED.
THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU
SIGN AND RETURN THE ENCLOSED PROXY.  YOUR PROMPT
RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE
APPRECIATED.


By Order of the Board of Directors,

/s/ Daniel W. Farrell

Daniel W. Farrell
Secretary



April 11, 1997